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                                                                     Exhibit 4.1

                              Amended and Restated
                          Registration Rights Agreement

     This Agreement is entered into as of July 26, 2002 by Stericycle, Inc., a Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

     A. The Company and the Investors are the parties currently bound by that certain Registration Rights Agreement, dated as of November 12, 1999 (the "1999 Registration Rights Agreement"), which was entered into at the closing of that certain Amended and Restated Series A Convertible Preferred Stock Purchase Agreement, dated September 26, 1999 (the "Purchase Agreement"), pursuant to the terms and conditions of which the Company issued and sold to the purchasers, and the purchasers purchased from the Company, 75,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares").

     B. The Company and the Investors desire to amend and restate the 1999 Registration Rights Agreement as set out in this Agreement.

     C. This Agreement is entered into pursuant to the Amendment and Waiver Agreement, dated as of the same date as this Agreement (the "Waiver Agreement"), entered into by the Company and the Investors. The execution and delivery of this Agreement by the Company and the Investors is a condition of the Waiver Agreement becoming effective.

     The Company and the Investors agree that the 1999 Registration Rights Agreement is amended and restated as follows, effective as of June 1, 2002:

     Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. Certain capitalized terms used in this Agreement are defined in the attached Schedule A.

     1.  Demand Registrations.

     1A. General.

     Holders of a majority of a Group's Registrable Securities then outstanding may request, at any time after August 29, 2002, registration under the Securities Act of all or any portion of their Registrable Securities (a "Demand Registration"). Each Group shall be limited to two Demand Registrations, (i) each of which may be a shelf registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (or any successor rule) or (ii) one of which may be a Shelf Registration and the other of which may be a firm commitment underwritten public offering (an "Underwritten Registration"). Each request for a Demand Registration shall specify whether the request is for a Shelf Registration or an Underwritten Registration. In regard to

Demand Registrations:

          (1) Each request for an Underwritten Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 days after receipt of any request for an Underwritten Registration, the Company shall give written notice of the requested registration to (i) all other holders of Registrable Securities who are members of the same Group (the "Requesting Group") and (ii) all holders who are members of the other Group (the "Other Group"), and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 days after receipt of the Company's notice. The inclusion in the registration of Registrable Securities held by members of the Other Group shall not be counted as one of the Other Group's two permitted Demand Registrations.

          (2) A Demand Registration shall not be counted as one of the Requesting Group's two permitted Demand Registrations unless (i) it has become effective and (ii) in the case of an Underwritten Registration, the Persons making the request are able to register and sell at least 75% of the Registrable Securities included in the registration.

          (3) The Company shall pay all Registration Expenses in connection with any Demand Registration whether or not it is counted as one of the Requesting Group's two permitted Demand Registrations.

          (4) Demand Registrations shall be on Form S-2 or Form S-3 or any similar short-form registration statement, if available.

          (5) In the case of any Underwritten Registration, the Company shall have the right to select the managing underwriter in connection with the offering, subject to the approval of a majority of the holders of the Registrable Securities requesting registration, and holders of a majority of the Registrable Securities requesting registration shall have the right to select a co-managing underwriter, subject to the Company's approval.

     1B. Limit on Registrable Securities.

     In the case of any Underwritten Registration, if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the offering exceeds the number of Registrable Securities that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration the number of Registrable Securities requested to be included which in the opinion of the underwriters can be sold without adversely affecting the marketability of the offering (the "Approved Limit"). Any reduction to the Approved Limit in the number of Registrable Securities included in the registration shall be made pro rata among the requesting holders on the basis of the number of Registrable Securities owned by each holder.

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     1C. Restrictions.

     The Company shall not be obligated to effect any request for an Underwritten Registration within 180 days after the effective date of a previous Underwritten Registration or a previous registration in which holders of Registrable Securities were given piggyback rights pursuant to Section 2. Except in the case of the first request for a Demand Registration (if the request is made after August 29, 2002 and if the request is for an Underwritten Registration), the Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for an Underwritten Registration if the Company's board of directors in good faith reasonably determines that the Underwritten Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction. In this event, the holders of Registrable Securities initially requesting the Underwritten Registration shall be entitled to withdraw their request. If their request is withdrawn, the Underwritten Registration shall not count as one of the Requesting Group's two permitted Demand Registrations, and the Company shall pay all Registration Expenses in connection with the registration. In respect of each Group, the Company may delay an Underwritten Registration pursuant to this
Section 1C only once in any 12-month period.

     1D. Shelf Registration.

     In the event of a request for a Shelf Registration, the Company shall promptly prepare and file a shelf registration statement (as amended and supplemented from time to time, the "Shelf Registration Statement") in accordance with Rule 415 under the Securities Act (or any similar rule that may be adopted by the Securities and Exchange Commission), and cause it to be declared effective as soon as reasonably practicable (and in any event within 90 days) after such request and will keep such Shelf Registration Statement continuously effective and in compliance with the Security Act and usable for resale or other disposition of the covered Registrable Securities, subject to clauses (1) and (2) below, for the period (the "Effective Period") commencing on the date on which the Securities and Exchange Commission declares such Shelf Registration Statement effective and ending on the earlier of (x) the first anniversary date of the date such Shelf Registration Statement is declared effective (or, in event the Company has exercised its right under clause (1) below to refuse use of the Shelf Registration for a Delay Period, the eighteen-month anniversary date of the date such Shelf Registration Statement is declared effective) and (y) the first date on which there are no longer any Registrable Securities. The Effective Period shall be automatically extended by the number of days that the second Delay Period, if any, is in effect during the final thirty days of the Effective Period prior to any such extension. In regard to the Shelf Registration Statement:

          (1) Except in the case of the first request for a Demand Registration (if the request is made after August 29, 2002 and if the request is for a Shelf Registration), the Company shall have the right to refuse use of an effective Shelf Registration Statement (a "Delay Period") for a length of time not to exceed 45 days if the Company's board of directors reasonably determines, with respect to the advisability (as determined in good faith) of deferring public disclosure of material corporate developments, that use of the shelf

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     Registration Statement and the disclosure required to be made therein would not be in the best interests of the Company at such time; provided, however, that there shall not be more than two Delay Periods during the Effective Period. The Company shall use reasonable efforts to minimize the length of any Delay Period and shall provide prompt written notice to the holders of Registrable Securities of the beginning and end of each Delay period.

          (2) The Company shall promptly notify the holders of Registrable Securities, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall (subject to any Delay Period) promptly make available to holders of Registrable Securities and to the underwriters any such supplement or amendment. Holders of Registrable Securities agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, holders of Registrable Securities will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Shelf Registration Statement until receipt by holders of Registrable Securities and the underwriters of the copies of such supplemented or amended prospectus.

     2.  Piggyback Registrations.

     2A. Right To Piggyback.

     Whenever the Company proposes to register any of its securities under the Securities Act (whether or not pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after receipt of the Company's notice. Holders of Registrable Securities shall be entitled to unlimited Piggyback Registrations for their Registrable Securities.

     2B. Piggyback Expenses.

     The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

     2C. Priority on Primary Registrations.

     If a Piggyback Registration is an underwritten primary registration on behalf of the

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Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the registration, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by each holder, and (iii) third, any other securities requested to be included in the registration.

     2D. Priority on Secondary Registrations.

     If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the Registrable Securities requested to be included in the registration, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by each holder, and (ii) second, the other securities requested to be included in the registration.

     2E. Other Registrations.

     If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if the previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its securities, until a period of at least 180 days has elapsed from the effective date of the previous registration.

     3.  Holdback Agreements.

     3A. Holders of Registrable Securities.

     Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 30 days prior to and the 120-day period (or such lesser period as the managing underwriters may agree to) beginning on the effective date of any Underwritten Registration in which Registrable Shares of the holder's Group are included or any underwritten Piggyback Registration in which Registrable Securities of the holder's Group are included (except as part of such Underwritten Registration or underwritten Piggyback Registration), unless the underwriters managing the offering otherwise agree.

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     3B.  Company.

     The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period prior to and following the effective date of any Underwritten Registration or any underwritten Piggyback Registration as the Company and the underwriters managing the offering may agree.

     4.   Registration Procedures.

     Whenever holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of the Registrable Securities in accordance with the intended method of disposition, In this regard, the Company shall:

          (1) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause the registration statement to become effective;

          (2) notify each holder of Registrable Securities of the effectiveness of each registration statement filed under this Agreement and prepare and file with the Securities and Exchange Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than 180 days (in the case of an Underwritten Registration or an underwritten Piggyback Registration) or for the Effective Period, subject to clauses (1) and (2) of Section 1.D (in the case of a Shelf Registration), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during the applicable period in accordance with the intended methods of disposition by the sellers described in the registration statement;

          (3) furnish to each seller of Registrable Securities the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement ( including each preliminary prospectus) and any other documents that each seller may reasonably request in order to facilitate the disposition of the seller's Registrable Securities;

          (4) use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Securities owned by the seller (but the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
     (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                (5) notify each seller of Registrable Securities, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any seller, the Company shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Securities, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

                (6) cause all Registrable Securities to be quoted on the Nasdaq National Market System;

                (7) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

                (8) in the case of an Underwritten Registration, enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

                (9) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the registration statement;

                (10) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158; and

                (11) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

         5.  Registration Expenses.

         5A. Payment by Company.

         All Registration Expenses shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on the Nasdaq National Market System.

         5B. Fees of Counsel.

         In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in the registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in the registration and, in the case of an Underwritten Registration or an underwritten Piggyback Registration, for the reasonable fees of one special counsel retained by the holders of Registrable Securities to render any required legal opinions in connection with an underwritten registration which the first counsel is unable or unwilling to render.

         5C. Payment by Holders.

         To the extent that Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

         6.  Indemnification.

         6A. Indemnification by Company.

         The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after the Company has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 6(a) with respect to the indemnification of holders of Registrable Securities.

         6B. Indemnification by Holder.

         In connection with any registration statement in which a holder of Registrable Securities is participating, the holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the registration statement.

         6C. Procedures.

         Any Person entitled to indemnification under this Section 6 shall give prompt written notice to the indemnifying party of any claim with respect to which the Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification to the extent that the failure has not prejudiced the indemnifying party). Unless in the indemnified party's reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist with respect to the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but the indemnifying party shall not unreasonably withhold its consent). An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim.

         6D. Survival.

         The indemnification under this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the indemnified party in the event that the Company's indemnification is unavailable for any reason.

         7.  Participation in Underwritten Registration.

         No Person may participate in any underwritten registration pursuant to this Agreement unless the Person (i) agrees to sell securities on the basis provided in the underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In any event, however, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding the holder and the holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters except as otherwise provided in Section 6.

         8.  Miscellaneous.

         8A. No Inconsistent Agreements.

         The Company shall not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, until the initial holders of Registrable Securities cease to hold at least 25% of the number of Registrable Securities initially acquired by such holders, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities. The Company may grant rights to other Persons to participate in Piggyback Registrations, however, so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Sections 2C and 2D of this Agreement. The Company represents and warrants that, except for the Registration Agreement dated October 19, 1994 between the Company and certain of its stockholders, as amended, the Company is not a party to or otherwise subject to any other agreement granting registration rights to any other Person with respect to securities of the Company.

         8B. Notices.

         All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

             (a)   if to Stericycle, to:
                                         Stericycle, Inc.
                                         28161 North Keith Drive
                                         Lake Forest, Illinois 60045
                                         Attention:     Mr. Mark C. Miller
                                                        President and Chief
                                                        Executive Officer
                                         Telecopier:    (847) 367-9493

             with a required copy to:

                                      Johnson and Colmar
                                      300 South Wacker Drive
                                      Suite 1000
                                      Chicago, Illinois 60606
                                      Attention:   Craig P. Colmar, Esq.
                                      Telecopier:  (312) 922-9283

               (b) if to an Investor who is a member of the Bain Group, in care of:
                                      Bain Capital Investors, LLC
                                      111 Huntington Avenue
                                      Boston, Massachusetts 02199
                                      Attention:   Mr. Stephen G. Pagliuca
                                                   Mr. Robert Gay
                                                   Mr. John P. Connaughton
                                                   Mr. Joe Pretlow
                                      Telecopier:  (617) 516-2010

               (c)  if to an Investor who is a member of the MDP Group, in care of:
                                      Madison Dearborn Partners, LLC
                                      Three First National Plaza
                                      Suite 3800
                                      Chicago, Illinois 60602
                                      Attention:   Mr. Thomas R. Reusche
                                      Telecopier:  (312) 895-1156

               with a required copy, in the case of a Notice to any Investor, to:
                                      Kirkland & Ellis
                                      200 East Randolph Drive
                                      Chicago, Illinois 60601
                                      Attention:   Jeffrey C. Hammes, P.C.
                                      Telecopier:  (312) 861-2200

         All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 8B.

         8C.   Waiver.

         The rights and remedies of the Company and holders of Registrable Securities are cumulative and not alternative. Neither the failure nor any delay by the Company or any holder of Registrable Securities in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the party to be charged with the waiver, and no waiver that may be given by a party shall be applicable except in the specific instance for which it is given.

         8D.   Amendment.

         This Agreement may not be amended except by a written agreement signed by the Company and holders of a majority of the Registrable Securities.

         8E.   Severability.

         If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

         8F.   Captions.

         The captions of sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

         8G.   Construction.

         All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         8H.   Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

         8I.   Governing Law.

         This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

         8J.  Binding Effect.

         This Agreement shall apply to, be binding in all respects upon and inure to the benefit of

Parties and their respective successors and permitted assigns.

         In witness, the Parties have executed this Agreement.

Company:

                                  Stericycle, Inc.

                                  By:  /s/ Mark C. Miller
                                     -------------------------------------------
                                           President and Chief Executive Officer

                               MDP Entities:

                                  Madison Dearborn Capital Partners III, L.P.

                                  By:  Madison Dearborn Partners III, L.P.
                                  Its: General partner

                                  By:  Madison Dearborn Partners, LLC
                                  Its: General Partner

                                  By:  /s/ Thomas R. Reusche
                                     -------------------------------------------
                                           A Managing Director

                                  Madison Dearborn Special Equity III, L.P.

                                  By:  Madison Dearborn Partners III, L.P.
                                  Its: General partner

                                  By:  Madison Dearborn Partners, LLC
                                  Its: General Partner

                                  By:  /s/ Thomas R. Reusche
                                       -----------------------------------------
                                           A Managing Director

                                  Madison Dearborn Capital Partners III, L.P.

                                  By:  Madison Dearborn Partners III, L.P.
                                  Its: General partner

                                  By:  Madison Dearborn Partners, LLC
                                  Its: General Partner

                                  By:  /s/ Thomas R. Reusche
                                       -----------------------------------------
                                           A Managing Director

                               Bain Entities:

                                  Bain Capital Fund VI, L.P.

                                  By:  Bain Capital Partners VI, L.P.
                                  Its: General Partner

                                  By:  Bain Capital Investors, LLC
                                  Its: General Partner

                                  By:  /s/ Paul Edgerly
                                       -----------------------------------------
                                           A Managing Director

                                  BCIP Associates II

                                  By:  Bain Capital Investors, LLC
                                  Its: Managing General Partner

                                  By:  /s/ Paul Edgerly
                                       -----------------------------------------
                                         Name:
                                         Title:

                                  BCIP Associates II-B

                                  By:  Bain Capital Investors, LLC
                                  Its: Managing General Partner

                                  By:  /s/ Paul Edgerly
                                       -----------------------------------------
                                         Name:
                                         Title:

                                  BCIP Associates II-C

                                  By:  Bain Capital Investors, LLC
                                  Its: Managing General Partner

                                  By:  /s/ Paul Edgerly
                                       -----------------------------------------
                                         Name:
                                         Title:

                            BCIP Trust Associates II

                            By:  Bain Capital Investors, LLC
                            Its: Managing General Partner

                            By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                   Name:
                                   Title:

                            BCIP Trust Associates II-B

                            By:  Bain Capital Investors, LLC
                            Its: Managing General Partner

                            By:  /s/ Paul Edgerly
                                ------------------------------------------------
                                   Name:
                                   Title:

                            Pep Investments Pty. Limited

                            By:  Bain Capital Investors, LLC
                            Its: Attorney-in-Fact

                            By:
                                ------------------------------------------------
                                   Name:
                                   Title:

                            Brookside Capital Partners Fund, L.P.

                            By:  /s/ Ed Brakeman
                                ------------------------------------------------
                                   Name: Ed Brakeman
                                   Title: Managing Director

                            Sankaty High Yield Asset Partners, L.P.

                            By:  /s/ Kristin Mugford
                                ------------------------------------------------
                                   Name: Kristin Mugford
                                   Title: Managing Director

                            Sankaty High Yield Partners II, L.P.

                            By:  /s/ Kristin Mugford
                                ------------------------------------------------
                                   Name: Kristin Mugford
                                   Title: Managing Director

                                   Schedule A

                                  Defined Terms

     Current Preferred Shares means the shares of Preferred Stock listed under the caption "Preferred Shares" on the attached Schedule I.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Group means either:

         (a)   the group (the "Bain Group") consisting of

               (1) the Investors listed under the caption "Bain Entities" on the attached Schedule I (for as long as each such Investor continues to be the beneficial owner of Registrable Securities), and

               (2) the Permitted Transferees of such Investors (for as long as each such Permitted Transferee continues to be the beneficial owner of Registrable Securities); or

         (b)   the group (the "MDP Group") consisting of

               (1) the Investors listed under the caption "MDP Entities" on the attached Schedule I (for as long as each such Investor continues to be the beneficial owner of Registrable Securities), and

               (2) the Permitted Transferees of such Investors (for as long as each such Permitted Transferee continues to be the beneficial owner of Registrable Securities).

     Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

     Permitted Transferee is defined in the Corporate Governance Agreement (as amended and restated pursuant to the Waiver Agreement).

     Registrable Securities means (i) any shares of Common Stock issued or issuable upon conversion of the Current Preferred Shares and (ii) any shares of Common Stock issued or issuable (A) as a dividend or distribution in respect of, or (B) in exchange for or replacement of, or (C) upon conversion or exercise of any warrant or other security issued or issuable as a dividend or distribution in respect of or in exchange for or replacement of, the Current Preferred Shares and any shares of Common Stock issued or issuable upon conversion of the Current

Preferred Shares. Any Registrable Securities shall cease to be Registrable Securities if and when they (or, in respect of issuable but not yet issued Registrable Securities, the underlying Preferred Stock or Common Stock) cease to be beneficially owned by a member of a Group.

     Registration Expenses means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters' counsel fees) and other Persons retained by the Company.

     Securities Act means the Securities Act of 1933, as amended.

     Violation means any of the following statements, omissions or violations:
(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or "blue sky" laws, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

                                   Schedule I

                                Preferred Shares

                                                                     Preferred
                                                                      Shares
MDP Entities

   Madison Dearborn Capital Partners III, L.P.....................    22,267.55
   Madison Dearborn Special Equity III, L.P.......................       494.44
   Special Advisors Fund I, LLC...................................        91.42
                                                                      ---------
     Total........................................................    22,853.41

Bain Entities

   Bain Capital Fund VI, L.P......................................    15,437.45
   BCIP Associates II.............................................     2,732.19
   BCIP Associates II-B...........................................       374.57
   BCIP Associates II-C...........................................       802.00
   BCIP Trust Associates..........................................       781.81
   BCIP Trust Associates II-B.....................................       124.77
   PEP Investments Pty. Limited...................................        51.45
   Brookside Capital Partners Fund L.P............................     1,123.92
   Sankaty High Yield Asset Partners, L.P.........................       561.96
   Sankaty High Yield Partners II, L.P............................       561.96
                                                                      ---------
     Total........................................................    22,552.07

Grand Total.......................................................    45,405.47
                                                                      =========